Exhibit 10.55
AMENDMENT No. 2 TO
EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (the “Amendment”) is entered into as of January 20, 2009 (the “Amendment Effective Date”) by and between OXiGENE, Inc., a Delaware corporation (“OXiGENE”) and David Chaplin, Ph.D., an individual (the “Executive”), and amends the Employment Agreement (the “Agreement”) entered into by and between OXiGENE and Executive as of April 1, 2001 and amended as of January 1, 2007 and December 30, 2008. Pursuant to Section 9 of the Agreement, the Agreement is hereby amended as follows:
     1. Section 6.2 (b) of the Agreement is hereby replaced with the following paragraph:
     Payments equal to Executive’s then-current Base Salary for a period of sixteen (16) months, payable on OXiGENE’s normal paydays; plus
     2. Section 6.3 (a) of the Agreement is shall be amended to include the following paragraph:
          (ii) All stock options, stock appreciation rights, restricted stock and other incentive compensation granted to the Executive by OXiGENE shall vest and be immediately exercisable. Executive may exercise all such vested options and rights, and shall receive payments and distributions accordingly.
     Except as set forth above, the Agreement shall remain in full force and effect according to its original terms.

OXiGENE, Inc.

/s/ David J. Chaplin David J. Chaplin, Ph.D.	By: Name:	/s/ John A. Kollins John A. Kollins
	Title:	Chief Executive Officer